BEARCLAW CAPITAL CORP.
6150 Glendalough Place
Vancouver, BC
V6N 1S6

January 28, 2007

Peak Resources Inc.
2103 Tyrone Place
Penticton, BC
V2A 8Z2

Attention: Larry Olson
larryolson@shaw.ca

Dear Larry,

As of the date of this letter, the claims that comprise the Kalamalka Gold property, which are the claims in the Peak/Bearclaw agreement, are in good standing to November 17, 2007.

The expiry date can be extended at Peak's request by payment of PIW fees.

Yours truly,

W. R. Gilmour
Director